Special Shareholder Meeting Results:

On January 15, 2009, a special meeting of shareholders of the Trust was held to consider the following proposals as described below. Each proposal was approved by shareholders in accordance with the voting results as follows:

Proposal I
The election of nominees Paul Belica, Robert E. Connor, Hans W. Kertess, William B. Ogden, IV, R. Peter Sullivan III, Diana L. Taylor and John C. Maney (interested) as Trustees of the Trust.
								Withheld
						Affirmative	Authority
Election of Paul Belica				14,593,310 	924,659
Election of Robert E. Connor			14,691,964	826,004
Election of Hans W. Kertess			14,689,349	828,620
Election of John C. Maney			14,720,642	797,327
Election of William B. Ogden			14,678,145	839,824
Election of Peter Sullivan III			14,687,990	829,979
Election of Diana L. Taylor			14,687,463	830,506

Proposal II				For		Against		Abstain
An amendment to the Declaration		13,063,858	1,487,434 	966,677
of Trust to delete the maximum
number of Trustees to serve on
the Board and the President of
the Trust must be a member of
the Board.

Proposal III
Approval by the Trust of a new
investment advisory agreement for
the Portfolios with Allianz Global
Investors Fund Management LLC.

NACM Small Cap Portfolio		3,636,604	231,154		396,495
NFJ Dividend Value Portfolio		270,143		63,328		19,513
OpCap Balanced Portfolio		2,145,980	140,336		84,631
OpCap Equity Portfolio			327,602		34,332		59,097
OpCap Managed Portfolio			3,985,573	218,515		322,593
OpCap Mid Cap Portfolio			3,053,886	244,020		284,167

Proposal IV
Approval by the Portfolios of a
new portfolio management agreement
between Allianz Global Investors
Fund Management LLC and Oppenheimer
Capital LLC.

OpCap Balanced Portfolio		2,263,577	35,079		72,291
OpCap Equity Portfolio			330,698		35,649		54,683
OpCap Managed Portfolio			3,992,538	189,460		344,682
OpCap Mid Cap Portfolio			3,071,730	181,208		329,135

Proposal V
Approval by NACM Small Cap 		3,606,875	242,705     	414,675
Portfolio of a new portfolio
management agreement between
Allianz Global Investors Fund
Management LLC and
Nicholas-Applegate Capital
Management LLC.

Proposal VI
Approval by NFJ Dividend Value		270,143		70,395		12,446
Portfolio of a new portfolio
management agreement between
Allianz Global Investors Fund
Management LLC and NFJ Investment
Group LP.

Proposal VII
Approval by OpCap Managed Portfolio 	4,006,129	167,206       	353,346
of a new portfolio management
agreement between Allianz Global
Investors Fund Management LLC
and Pacific Investment Management
Company LLC.